Exhibit 10.A(iii)e

Registry Services Deed

Ecolab Finance Pty Limited

ACN 082 979 655

and

Perpetual Trustee Company Limited

ACN 000 001 007

F R E E H I L L

H O L L I N G D A L E

& P A G E

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone (02) 9225 5000 Int + (61 2) 9225 5000 Facsimile (02) 9322 4000 DX 361 Sydney

Reference: SMcG:36E

SYDNEY  MELBOURNE  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY

CORRESPONDENT OFFICE IN JAKARTA

Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994 (NSW)

Table of contents

Clause

1 Definitions and Interpretation

1.1 Definitions
1.2 Definitions incorporated by reference
1.3 Interpretation

2 Appointment, Instructions and duties

2.1 Appointment of Registrar
2.2 Instructions
2.3 Registrar
2.4 General duties
2.5 No notice of trust

3 Registration of MTNs

3.1 Notice
3.2 Matters to be entered on Register
3.3 Certificates
3.4 Confirmation
3.5 Other Services

4 Registrar’s duties in respect of transfers

4.1 Transfer forms
4.2 Consent
4.3 Pre-requisites for transfer by Transfer forms
4.4 Registration of transfers
4.5 Denomination
4.6 Closure of Register
4.7 Marking service
4.8 Retention of Transfer
4.9 Taxes, fees

5 Payments

5.1 Distribution statement
5.2 Accounts
5.3 Provision of funds
5.4 Payments
5.5 Void payment
5.6 Withholding tax
5.7 Surrender of Certificates

6 Register

6.1 Details to be included
6.2 Inspection
6.3 Joint Holder

1

Clause
7 Redemption and cancellation

7.1 Notification of redemptions and repurchases
7.2 Record of redemptions and repurchases
7.3 Record of certificates cancelled
7.4 Redemption
7.5 Cancellation

8 Management reports and other Information

8.1 Management reports
8.2 Computer records
8.3 Requested Information
8.4 Austraclear authorisation

9 Back-up Data

9.1 General Back-Up
9.2 Daily Back-up Tapes
9.3 Weekly Back-Up Tapes
9.4 Year 2000

10 Registrar’s fees

10.1 First year’s fees
10.2 Annual Review

11 Indemnities by Issuer and Registrar

11.1 Issuer’s indemnity
11.2 Issuer’s control of defence
11.3 Separate representation
11.4 Limit on Issuer’s indemnity
11.5 Registrar’s indemnity
11.6 Registrar’s control of defence
11.7 Separate representation
11.8 Limit on Registrar’s indemnity

12 Documents and Forms

12.1 Issuer documents
12.2 Registrar to make available

13 Audit

13.1 External audit

14 Confidentiality

14.1 Confidentiality and non disclosure
14.2 Limited use
14.3 No reproduction

2

Clause
15 Removal and resignation of Registrar

15.1 Removal of Registrar
15.2 Resignation of Registrar
15.3 Termination
15.4 Obligations of Registrar
15.5 Appointment of Successor Registrar
15.6 Specified Offices

16 Responsibility

16.1 Dealings by the Registrar
16.2 Issuer’s Obligation
16.3 Austraclear

17 General

17.1 Notices
17.2 Assignment
17.3 Governing law and jurisdiction
17.4 Prohibition and enforceability
17.5 Waivers
17.6 Costs and Expenses
17.7 Variation
17.8 Attorneys

Schedule 1 - Reporting Requirements

Schedule 2 - Notice of Acceptance Details

Schedule 3 - Register Details

3

This Registry Services Deed

is made on 10 July 1998 between the following parties:

1.                                      Ecolab Finance Pty Limited
ACN 082 979 655
of Level 26, 50 Bridge Street, Sydney, New South Wales
(Issuer)

2.                                      Perpetual Trustee Company Limited
ACN 000 001 007
of Level 7, 39 Hunter Street, Sydney, New South Wales
(Registrar)

Recitals

A.                                   The Issuer intends to issue from time to time MTNs pursuant to the terms of the Dealer Agreement.

B.                                     The Registrar has agreed to provide a registry, transfer and marking facility and other services for the MTNs on the terms of this deed.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1                                         Definitions and interpretation

1.1                               Definitions

In this deed, unless the context otherwise requires:

Auditor means such auditor as is nominated by the Issuer with the approval of the Registrar (such approval not to be unreasonably withheld):

Austraclear MTNs means MTNs registered in the name of Austraclear;

Certificate means a certificate in respect of a MTN issued by the Registrar under clause 3.3;

Conditions means:

(a)                                  the General Conditions; and

(b)                                 any other terms and conditions applicable to any MTNs to which the Registrar has agreed;

Dealer Agreement means the agreement dated on or about the date of this deed between the Issuer, Citisecurities Limited as Arranger and the Dealers referred to therein:

Distribution Statement means a statement of the names of and the amount payable to all Holders to be provided by the Registrar under Clause 5.1;

Index Number means the figure for Sydney of the Consumer Price Index (All Groups) published from time to time by the Australian Bureau of Statistics;

Information means all written communications and other written information relating to this deed and to the MTNs including, without limitation, details of the Holders, the terms of this deed and the terms of the Master Note;

Joint Holders means two or more persons registered as the Holder of the same MTN;

Mark means a notation made by the Registrar as registrar of a Transfer to confirm that as at the date that Transfer is produced to the Registrar, the person named in the Transfer as transferor is the Holder of at least the number of MTNs comprised in the Transfer after deduction of the nominal value of all MTNs in respect of which the Registrar has marked other Transfers for that transferor which are still current markings and which have not been registered;

Master Note means the deed poll so titled dated on or about the date of this deed executed by the Issuer for the benefit of the Holders;

Non-Austraclear MTNs means MTNs other than Austraclear MTNs;

Normal Business Hours means from 9.00am to 5.00pm on a Business Day;

Officer means:

(a)                                  in relation to the Registrar, a director, secretary or an officer whose title contains the word “manager” or “director” or a person performing the functions of any of them; and

(b)                                 in relation to the Issuer, a director or a secretary, or a person notified to be an authorised officer, of the Issuer;

Payment Date means in respect of an MTN each Interest Payment Date and each Redemption Date;

Register means the register of Holders maintained or to be maintained under clause 2.4(a);

Registrar Account means the bank account maintained by the Registrar in such Australian city as agreed between the Registrar and the Issuer for the purpose of receipt and payment of money in respect of MTNs;

Review Date means the anniversary date of this deed and each subsequent anniversary date;

Services means the registry, paying, transfer and marking and other services to be performed by the Registrar in connection with the MTNs specified in this deed;

Standard Reports means the reports the Registrar is required to provide to the Issuer under part 8 containing the information required by schedule 1 to be contained in those reports or any other information agreed from time to time by the Registrar and the Issuer;

System means the computer based system (including, without limitation, all computers and related equipment apparatus and machines, the software, data files) resident on the Registrar’s facilities and all materials relating to that system; and

Transfer means a transfer and acceptance form in the form available from the Registrar, and being in a form consistent with the then current market practice.

1.2                               Definitions Incorporated by reference

Except where the context otherwise requires, words and phrases defined in the Master Note have the same meaning in this deed.

1.3                               Interpretation

In this deed unless the contrary intention appears:

(a)                                  headings and underlinings are for convenience only and do not affect the interpretation of this deed;

(b)                                 words importing the singular include the plural and vice versa;

(c)                                  words importing a gender include any gender;

(d)                                 other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(e)                                  an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

(f)                                    a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(g)                                 a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, re-writing, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)                                 a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)                                     a reference to liquidation includes administration, official management, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death but, when used in relation to the Registrar, only applies when any of the foregoing occur to the Registrar in its personal capacity, not in its capacity as trustee of a trust;

(j)                                     a reference to a party to any document includes that party’s successors and permitted assigns and substitutes (including any person taking by way of novation);

(k)                                  where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the succeeding Business Day;

(l)                                     a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)                               a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(n)                                 a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)                                 no provision of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision;

(p)                                 no act or omission of the Registrar will be regarded as being “wilful” if that act or omission:

(1)                                  is in accordance with the directions of a court;

(2)                                  is otherwise sanctioned by law;

(3)                                  is in accordance with a direction given by the Issuer; or

(4)                                  is solely attributable to a breach by a person, other than the Registrar, of a Transaction Document; and

(q)                                 subject to clause 17.1(a)(3), the Registrar will only be considered to have knowledge, awareness or notice of a thing, or grounds to believe any thing, by virtue of the officers of the Registrar having actual knowledge, actual awareness or actual notice of that thing (and similar references will be interpreted in this way).

2                                         Appointment, instructions and duties

2.1                               Appointment of Registrar

The Issuer appoints the Registrar as registrar to provide the Services in respect of the MTNs on the terms and conditions of this deed and the Conditions applicable to the MTNs, and the Registrar accepts such appointment on such terms and conditions.

2.2                               Instructions

If the Issuer and the Registrar agree on procedures to be adopted in connection with the Services, the Registrar must at all times use its best endeavours to comply with those instructions.

2.3                               Registrar

(a)                                  The Registrar must hold:

(1)                                  the Master Note in safe keeping until all obligations of the Issuer under the Master Note have been performed or otherwise satisfied in full or the termination of the appointment of the Registrar and the appointment of a new Registrar, whichever is the earlier to occur; and

(2)                                  all payments received by it from the Issuer or the Guarantor for the account of and (subject to this deed) on trust for the Holders until the earliest of:

(A)                              the date of payment of the amount to the Holder in accordance with the Conditions;

(B)                                the date of the termination of the appointment of the Registrar and payment of the amount by the Registrar to the new Registrar in accordance with part 16; or

(C)                                the date on which any claim against the Issuer for payment of the relevant amount becomes void under General Condition 8.

(b)                                 Each Holder shall be deemed to have irrevocably authorised the Registrar to hold the Master Note on the terms of this deed.

2.4                               General duties

Without limitation, the Registrar must act as registrar with regard to the MTNs and carry out and provide the following duties and services:

(a)                                  establishing, maintaining and conducting the Register and other facilities provided for in this deed or agreed between the Registrar and the Issuer in such Australian cities as the Issuer and the Registrar may agree in accordance with this deed and the Master Note;

(b)                                 promptly entering on the Register any details required to be entered on it by part 6;

(c)                                  keeping and maintaining up to date the Register and other records as may be required in connection with the performance of its responsibilities under this deed and the Master Note or required by the Corporations Law to be kept or maintained by the Issuer in relation to each MTN (including the details set out in schedule 3);

(d)                                 dealing with any Transfer only in accordance with this deed and record on the Register the details required by this deed to be recorded only if the Transfer appears on its face to have been duly executed and provided that the denomination of any MTN to be transferred is not less than $1,000,000 and is an integral multiple of $100,000.  It is acknowledged and agreed that the Registrar has no obligation to investigate or verify the validity or authenticity of any signature or seal appearing on the Transfer or to confirm the authority of any person purporting to sign a Transfer on behalf of some other person;

(e)                                  if and only if the Registrar is required by clause 3.3 to issue Certificates, issuing the Certificates and providing Certificates to Holders upon request made by notice and holding in safe custody for the relevant Holders all Certificates which have not been provided to Holders and returning to the Issuer all Certificates which have been surrendered for transfer, given up, produced or released (whether or not they are then current);

(f)                                    when requested by the transferor, promptly Marking the Transfer;

(g)                                 without limiting clause 2.5, treating the Holder of a MTN as the absolute owner of that MTN and accordingly must not, except as ordered by a court of competent jurisdiction or as required by statute, recognise (whether by entry in the Register or otherwise, and even when having notice thereof) any legal or equitable claim or interest in the MTN on the part of any other person;

(h)                                 retaining in safe keeping not less than seven years (or such other period as the Issuer directs) all documents required by this deed to be retained by the Registrar;

(i)                                     answering promptly all reasonable enquiries from the Issuer and the Holders;

(j)                                     providing Standard Reports as required by part 8;

(k)                                  supplying to the Issuer when requested by notice by the Issuer such information as may reasonably be requested by it or any auditor of the Issuer;

(l)                                     acting in accordance with the terms and conditions of the Master Note (including the Conditions) and, without limitation, doing all things which the Conditions require the Issuer to procure the Registrar to do;

(m)                               promptly forwarding to the Issuer a copy of any notice or documents served upon or received by the Registrar which relate to any demand for payment by a Holder (or person claiming to be entitled to such payment) or to any actual or alleged breach or default by the Issuer of the terms and conditions of the MTNs;

(n)                                 if requested by the Issuer or a Holder, providing to the Holder a document which sets out the details registered in the Register in relation to the Holder and the MTNs held by the Holder;

(o)                                 notifying the Issuer with details of all complaints by a Holder regarding non-payment of principal or interest promptly, and in any event within one Business Day of receipt of such complaint;

(p)                                 if it receives any notice from the Guarantor under the Deed of Guarantee addressed to any Holders, forwarding a copy of such notice to the Holders and if requested by any Holders to forward any notice to the Guarantor under the Deed of Guarantee, promptly forwarding such notice to the Guarantor;

(q)                                 keep the Register open, and being available to provide the services to be provided under this deed, during Normal Business hours;

(r)                                    maintaining the Register and all related records kept by the Registrar in electronic form or in any other form which it considers expedient or which may be required by law;

(s)                                  providing Transfers to the Holders upon request by the Holders;

(t)                                    subject to clause 13.2, making available for inspection by the Holders copies of this deed, the Master Note, the Information Memorandum and any Pricing Supplement;

(u)                                 in respect of each Payment Date, calculating the amounts payable by the Issuer to the Holders; and

(v)                                 any other duties and services agreed between the Issuer and the Registrar or provided for in the Condition applicable to any MTNs.

2.5                               No notice of trust

No notice of any trust, express, implied or constructive, may (except as provided by statute or as required by order of a court of competent jurisdiction) be entered in the Register in respect of any MTN.

3                                         Registration of MTNs

3.1                               Notice

Unless otherwise agreed by the Registrar, the Issuer must give the Registrar not less than 1 Business Day’s prior notice of an issue or proposed issue of MTNs.  Where the Issuer issues MTNs it must (against receipt of the Purchase Price for the MTNs) give notice containing the details set out in schedule 2 to the Registrar with respect to each MTN issued and a copy of the Pricing Supplement applicable to the MTN and (if it has not previously provided a copy to the Registrar) the Information Memorandum at or before 1.00 pm on the date of issue.

3.2                               Matters to be entered on Register

Where it receives a notice under clause 3.1 the Registrar must as soon as practicable on the date of issue effect the necessary registration ensuring that in respect of each MTN to be registered it records against that MTN on the Register the details set out in schedule 3 and the Pricing Supplement applicable to the MTN.

3.3                               Certificates

Where it receives a notice under clause 3.1 which requires it to do so or the Issuer requests it to do so at any time, the Registrar must prepare and may execute as attorney on behalf of the Issuer the relevant Certificate for the MTNs in the Series.

3.4                               Confirmation

The Registrar must, as soon as reasonably practicable after the completion of its duties set out in this part 3 give notice to the Issuer that it has recorded the details required on the Register.

3.5                               Other Services

The Registrar shall carry out and provide to the Issuer at the Issuer’s cost such other services and registration facilities as the Issuer may reasonably require in connection with the MTNs.

4                                         Registrar’s duties in respect of transfers

4.1                               Transfer forms

(a)                                  The MTNs may be transferred by duly completed and, if applicable, stamped Transfers.

(b)                                 Clause 4.1(a) does not prohibit, subject to the Conditions, the dealing in accordance with the Regulations in any interests in any MTNs which are entered in the Austraclear System.

4.2                               Consent

Subject to clause 4.3, MTNs are transferable without the consent of the Issuer or the Registrar.

4.3                               Pre-requisites for transfer by Transfer forms

Each Transfer must be stamped (if applicable) and:

(a)                                  accompanied by such evidence (if any) as the Registrar may require to prove the title of the transferor or his right to transfer the MTN;

(b)                                 lodged with the Certificate for the relevant MTN, if any, where the Certificate is not held by the Registrar; and

(c)                                  Signed by both the transferor and the transferee.

4.4                               Registration of transfers

(a)                                  Subject to this part 4, the Registrar will register a transfer of a MTN and upon entry of the name, address and all other required details of the transferee in the Register the Registrar and the Issuer will recognise the transferee as the Holder entitled to the MTN transferred to it.

(b)                                 Entry of such details of the transferee in the Register constitutes conclusive proof of ownership by that transferee of the MTNs transferred to it.

(c)                                  The transferor remains the owner of the relevant MTNs until the name of the transferee is entered in the Register in respect of the MTNs transferred to it.

(d)                                 Subject to clause 4.7(b), the Registrar shall register the transfer of a MTN whether or not the Transfer giving effect to the transfer has been Marked by the Registrar.

4.5                               Denomination

MTNs may only be transferred in a minimum amount of $1,000,000 and in integral multiples of $100,000.

4.6                               Closure of Register

(a)                                  No transfer of any MTN forming part of a Series will be registered, and the Register shall be closed, after the close of business on the 10th Business

Day (or such other number of days as may be agreed by the Issuer and the Registrar) prior to each:

(1)                                  Redemption Date, Interest Payment Date (if any) and other payment date with respect to the MTNs forming part of the Series; and

(2)                                  meeting of Holders of MTNs forming part of the Series convened in accordance with schedule 2 of the Master Note.

(b)                                 On each date that the Register closes under clause 4.6(a), the Registrar must obtain a report from Austraclear detailing the persons whom Austraclear recognises in accordance with the Regulations as owners of interests in the Austraclear MTNs at the close of business on that date.

4.7                               Marking service

(a)                                  The Registrar must provide a transfer and Marking service in respect of each Series and make that service available to Holders during Normal Business Hours at the offices of the Registrar in its customary manner.

(b)                                 Any MTN in respect of which there is a Marked Transfer shall not be able to be dealt with for a period from the date of the Marking to the earliest of:

(1)                                  7 days from the date of Marking;

(2)                                  the date the Registrar receives the Marked Transfer executed by the transferor and the transferee; or

(3)                                  the date the Registrar cancels the Marked Transfer.

4.8                               Retention of Transfer

Every Transfer that is registered must be retained by the Registrar in safe keeping (either in original form, by imaging or in microfilm or microfiche copy) for at least seven years and made available for inspection by or on behalf of the Issuer upon request at any time during Normal Business Hours.

4.9                               Taxes, fees

(a)                                  The Registrar is not obliged to, and where so directed by the Issuer by notice must not, effect any transaction or dealing in any MTN on behalf of or for the benefit of or at the request of any Holder unless the Holder has paid or otherwise provided for Taxes and other costs or charges (whether similar to the foregoing or not) to the satisfaction of the Registrar which have or may become payable in respect of any transaction, dealing, Transfer or instrument.

(b)                                 Without limiting part 10, no fee or other charge is payable by any person to the Registrar or the Issuer in respect of the transfer or registration of any MTN.

5.                                      Payments

5.1                               Distribution statement

(a)                                  To enable the Issuer to make any payments of principal, interest or other amounts to the Holders with respect to any Series in accordance with the Conditions, the Registrar must provide to the Issuer in writing not later than the ninth Business Day before each Payment Date a correct and complete Distribution Statement as at the time of closure of the Register immediately prior to the Payment Date together with all other information reasonably required by the Issuer in order to make the required payments on that Payment Date including without limitation, the identity of the Holders of the MTN and the amounts to be paid to the Registrar.

(b)                                 At the close of business 10 Business Days prior to a payment date the Registrar must close the Register for the purpose of determining the Holders entitlement, if any, to receive a payment of interest or other amount or repayment of principal in relation to a MTN.

5.2                               Accounts

(a)                                  The Registrar must maintain the Registrar Account.

(b)                                 The Issuer must provide or procure the provision of sufficient funds in the Registrar Account to cover payments under the MTNs (including upon redemption) as and when they are to be made by the Registrar in accordance with the Conditions applicable to them.

(c)                                  The Issuer authorises the Registrar to operate on the Registrar Account and the to disburse such funds for the purpose of carrying out its obligations under this deed.

(d)                                 No interest will be allowed or paid by the Registrar in respect of such funds.

5.3                               Provision of funds

The Issuer must (unless otherwise agreed) unconditionally pay or procure to be paid in Dollars in same day funds into the Registrar Account:

(a)                                  not later than 1.00pm (Sydney time) on each Interest Payment Date an amount sufficient (together with any funds then held by the Registrar which are available for such purpose) to pay the interest due under the MTNs on that Interest Payment Date; and

(b)                                 not later than 1.00pm (sydney time) on the Redemption Date (whether in whole or in part) for, or the date for any other payment to be made in respect of, any MTNs, an amount sufficient (together with any funds then held by the Registrar which are available for such purpose) to repay the principal, premium, accrued interest or any other amount payable with respect to the MTNs on that date.

5.4                               Payments

(a)                                  Subject to clauses 5.3 and 5.4(c), the Registrar must effect payment of the amount due to be paid on the relevant Interest Payment Date, Maturity Date, Redemption Date or other date, as the case may be, in accordance with the Conditions applicable to the relevant Austraclear MTNs or Non-Austraclear MTNs, as the case may be.

(b)                                 Without prejudice to the obligations of the Issuer under clause 5.3 and subject to clause 5.4(c), if payment of the appropriate amount referred to in clause 5.3 is made by or on behalf of the Issuer later than the time referred to in, but otherwise in accordance with, the provisions of clause 5.3, the Registrar agrees to make or cause to be made the payments referred to in clause 5.4(a).

(c)                                  Notwithstanding any other provision of this deed, the Master Note, the Conditions or the Dealer Agreement, the Registrar is under no obligation to make any payment under this clause 5.4 unless and until the Issuer has paid to the Registrar sufficient funds, or the Registrar holds sufficient funds previously received from the Issuer, for the Registrar to make such payment.

(d)                                 If payment of any amount due to a Holder is made in accordance with the Conditions, that payment is a good discharge to the Issuer and the Registrar despite any notice either of them may have (whether express or otherwise) of the right, title, interest or claim of any other person to or in that money or the MTN under which the payment is made.

(e)                                  Notwithstanding any other provision of this deed the Registrar shall be entitled not to act upon any instructions from the Issuer if and for so long as it is impossible for the Registrar to act upon those instructions due to causes beyond its control (but not occasioned by the gross negligence, wilful misconduct, fraud or breach of contract of the Registrar) including, but not limited to, civil war, insurrections, riots, fires, floods, explosions, earthquakes, acts of God or the public enemy, labour disputes and any statute, order, regulation, proclamation, ordinance, demand or requirement of any governmental agency imposed after the date of this deed.  The Registrar shall notify the Issuer as soon as possible after it has in its sole and absolute discretion determined that it is unable to act on any instructions as a result of any such impossibility and the Issuer may at any time after receipt of such a notice from the Registrar and for so long as that impossibility continues, by notice to the Registrar terminate this deed with immediate effect.  The Registrar will have no responsibility or liability whatsoever for any loss or expense suffered by the Issuer as a result of the Registrar not so acting for the period during which that impossibility continues.  Unless this deed has been terminated, the Registrar shall take all reasonable steps to avoid or remove the causes of non-performance and promptly resume performance under this deed when the causes are removed.

5.5                               Void payment

If the Issuer has paid an amount to the Registrar under clause 5.3 and any claim against the Issuer for payment of that amount under the relevant MTN becomes void under General Condition 8 the Registrar ceases to hold that amount on trust for the Relevant Holder and must promptly return it to the Issuer.

5.6                               Withholding tax

The Registrar must on behalf of the Issuer:

(a)                                  pay all moneys which are required to be withheld in accordance with General Conditions 6.2 and 7 of the MTNs to the Australian Taxation Office in accordance with the requirements of the Income Tax Assessment Act 1936;

(b)                                 comply with all the filing and reporting requirements under the withholding tax and tax file number provisions of the Income Tax Assessment Act 1936 which are applicable to the Issuer with respect to the MTNs and payments made under the MTNs.

5.7                               Surrender of Certificates

If any Certificates have been issued in respect of any MTNs, the surrender to the Registrar on or before the Maturity Date of the relevant certificate shall be a condition of repayment of the principal of a MTN unless the Certificate is held by the Registrar.

6.                                      Register

6.1                               Details to be Included

The Registrar must in relation to each Series while any MTNs of that Series remain outstanding, maintain a Register in such Australian city as the Issuer and the Registrar may agree or, failing which, Canberra in accordance with this deed which shows in respect of each MTN comprised in the Series the details specified in schedule 3 together with the following:

(a)                                  details of all subsequent Transfers and changes of ownership of the MTN;

(b)                                 the details of any Marking in respect of the MTN;

(c)                                  any other information required by law or which the Issuer and Registrar agree;

(d)                                 where a MTN is either redeemed or repurchased by the Issuer and cancelled by the Registrar, details of that redemption or repurchase and cancellation and its date; and

(e)                                  if the Registrar is notified in writing by a Holder that the Holder’s registered address in the Register is to be altered to another address, details of that new address.

6.2                               Inspection

The Registrar must make available for inspection by any Holder, that part of the Register which relates to the MTNs held by that Holder:

(a)                                  if the MTNs are debentures (as defined in the Corporations Law) in accordance with the Corporations Law; and

(b)                                 otherwise during Normal Business Hours in accordance with its customary practice.

6.3                               Joint Holder

Where two or more persons are registered or together apply to become registered as the Holder of any MTN they shall be deemed to be Joint Holders and:

(a)                                  on the death of a Joint Holder, the survivor or survivors of the Joint Holders will be the only person or persons recognised as having title to the MTN, but the Registrar may require any evidence of death of the Joint Holder as it considers appropriate; and

(b)                                 unless otherwise directed by the Joint Holders, the Registrar may send any notices, cheques or other communications in respect of the MTN only to the Joint Holder whose name appears first in the Register in respect of the MTN.

7                                         Redemption and cancellation

7.1                               Notification of redemptions and repurchases

The Issuer must give notice to the Registrar of the redemption or (unless it is effected by presentation to the Registrar of a Transfer with the Issuer as transferee) repurchase of a MTN identifying the MTN redeemed or repurchased and, if appropriate and if the Registrar does not already hold it, accompanied by the Certificate, if any, for that MTN.

7.2                               Record of redemptions and repurchases

The Registrar must record in the Register from notices given under clause 7.1 the redemption or repurchase by the Issuer of any MTNs.

7.3                               Record of certificates cancelled

The Registrar must:

(a)                                  keep a complete record of any Certificates issued, cancelled, replaced or destroyed by it; and

(b)                                 give the Issuer the same access to that record as the Issuer has to the Register.

7.4                               Redemption

(a)                                  The Registrar must, as soon as reasonably practicable (and, in any event, within 3 months) after the date it receives notice under clause 7.1 of redemption or repurchase and redemption of any MTN (including a MTN that has been purchased or repurchased but not cancelled), as the case may be, deliver to the Issuer a certificate signed by a duly authorised officer stating in writing:

(1)                                  the aggregate principal amount of MTNs which have been redeemed, partially redeemed or repurchased and redeemed or partially redeemed; and

(2)                                  the Redemption Date of the MTNs,

and the Issuer may accept such certificate as conclusive evidence of the redemption or repurchase and redemption as the case may be of the relevant MTNs.

(b)                                 Any Certificate issued by the Registrar in relation to a MTN which is redeemed by the Issuer must be cancelled and destroyed by the Registrar as soon as reasonably practicable after it is received by the Registrar.

7.5                               Cancellation

The Registrar must, as soon as reasonably practicable (and, in any event, within 3 months) after the date of the redemption or repurchase and redemption of a MTN by the Issuer, cancel the MTN.

8                                         Management reports and other information

8.1                               Management reports

The Registrar must in relation to each Series of MTNs:

(a)                                  develop and maintain the portfolio of management reports specified in schedule 1;

(b)                                 provide those reports to the Issuer:

(1)                                  at the times required by schedule 1 in respect of each category of report; and

(2)                                  in addition, whenever reasonably requested by the Issuer by notice to the Registrar.

8.2                               Computer records

Where the Issuer so requests by notice and the Issuer pays the reasonable production costs the Registrar must provide to the Issuer hard copy computer printouts in duplicate showing complete details of all entries recorded in the Register and copies of any reports that the Registrar is entitled to receive from Austraclear.

8.3                               Requested information

Where the Issuer so requests by notice and pays the reasonable costs of its provision, the Registrar must provide the Issuer with any further information with regard to the activities of the Registrar under this deed as the Issuer may reasonably request.

8.4                               Austraclear authorisation

The Issuer must provide an authorisation to Austraclear authorising the Registrar to obtain the information required by the Registrar (to the extent such information is available from Austraclear), to fulfil its obligations under this deed.

9                                         Back-up Data

9.1                               General Back-Up

The Registrar must maintain full computer back-up of:

(a)                                  all entries effected on the Register for all MTNs in each Series so as to enable continuous availability of full registry facilities;

(b)                                 all reports generated for the Issuer under part 8.

9.2                               Daily Back-up Tapes

The Registrar must maintain a cycle of data back-up tapes for each of the preceding five Business Days which enables it to recover data from that cycle for at least the previous five Business Days.

9.3                               Weekly Back-Up Tapes

The Registrar must maintain a cycle of weekly back-up tapes for each of the preceding four weeks to enable the recovery of data from that cycle for the preceding four weeks.

9.4                               Year 2000

The Registrar must from time to time upon reasonable request by the Issuer (such requests not to be made more than one time in any period of 12 months) provide to the Issuer that information the Registrar believes is relevant to the Issuer when ensuring that the Registrar’s obligations under this deed will not be adversely affected by the advent or continuance of the year 2000.

10                                  Registrar’s fees

10.1                        First year’s fees

The Issuer must pay in respect of the Services provided by the Registrar under this deed the fees as agreed between the Issuer and the Registrar from time to time.

10.2                        Annual Review

The fees to be paid by the Issuer to the Registrar under this deed must be the subject of review on each Review Date.  If the Issuer and the Registrar do not agree on the new level of those fees, the new fees will be the higher of the current fee and a fee calculated by multiplying the current fee by the fraction N1/B1, where B1 is the Index Number in the year immediately preceding the Review Date and N1 is the Index Number at the relevant Review Date.

11                                  Indemnities by Issuer and Registrar

11.1                        Issuer’s indemnity

Subject to clause 11.4, the Issuer indemnifies and holds harmless the Registrar on demand against any losses, liabilities, costs, expenses, claims, actions or demands which the Registrar may incur directly or indirectly or which may be made against the Registrar in connection with its appointment or the exercise of the powers, discretions and authorities and performance of the duties of the Registrar under this deed (including those losses, liabilities, costs, expenses, claims, actions or demands arising because of any payment or failure to make any payment contemplated by this deed or because of reliance in good faith on telephone or facsimile instructions originating or purporting to originate from the offices of the Issuer or to be given by an Officer of the Issuer) except to the extent that any losses, liabilities, costs, expenses, claims, actions or demands result from the Registrar’s own negligence, fraud or wilful default under this deed or from the negligence, fraud or wilful default of the Registrar’s officers, employees or agents.

11.2                        Issuer’s control of defence

If any claim, action or demand is made against the Registrar, in respect of which indemnity may be sought from the Issuer under clause 11.1, the Registrar must promptly notify the Issuer in writing and the Issuer may assume the defence of that claim, action or demand including the employment of legal advisers to whom the Registrar must have no reasonable objection, subject to the payment by the Issuer of all expenses.

11.3                        Separate representation

The Registrar may employ separate legal advisers in, and defend, or participate in the defence of, any such action where the Issuer assumes responsibility under clause 11.2, but the fees and expenses of those legal advisers must be borne by the Registrar unless the Issuer has failed to assume the defence and employ legal advisers for that purpose.

11.4                        Limit on Issuer’s Indemnity

The Issuer is not liable to indemnify the Registrar for any settlement of any claim, action or demand made without the consent of the Issuer.

11.5                        Registrar’s indemnity

Subject to clause 11.8, the Registrar indemnifies and holds harmless the Issuer on demand against all losses, liabilities, costs, expenses, claims, actions or demands which the Issuer may incur directly or indirectly or which may be made against the Issuer in connection with the Registrar’s breach of its obligations under this deed or any negligence, wilful default or fraud of the Registrar in the performance of its duties under this deed except to the extent that any losses, liabilities, costs, expenses, claims, actions or demands result from the Issuer’s own negligence, fraud or wilful default or from the negligence, fraud or wilful default of the Issuers officer, employees or agents.

11.6                        Registrar’s control of defence

If any claim, action or demand is made against the Issuer, in respect of which indemnity may be sought from the Registrar under clause 11.5, the Issuer must promptly notify the Registrar in writing and the Registrar may assume the defence to that claim, action or demand including the employment of legal advisers to whom the Issuer must have no reasonable objection, subject to the payment by the Registrar of all expenses.

11.7                        Separate representation

The Issuer may employ separate legal advisers in, and defend, or participate in the defence of, any such action where the Registrar assumes responsibility under clause 11.6, but the fees and expenses of those legal advisers must be borne by the Issuer unless the Registrar has failed to assume the defence and employ legal advisers for that purpose.

11.8                        Limit on Registrar’s Indemnity

The Registrar is not liable to indemnify the Issuer for any settlement of any claim, action or demand made without the consent of the Registrar.

12                                  Documents and Forms

12.1                        Issuer documents

The Issuer must deposit with the Registrar the original of the Master Note and, at the reasonable request by notice from the Registrar, give the Registrar copies of any other document required by the Registrar in connection with the performance by the Registrar of its obligations under this deed.

12.2                        Registrar to make available

The Registrar must make available to the Holders through its office at the reasonable request of the Holders during Normal Business Hours any documents sent to the Registrar by the Issuer under clause 12.1.

13                                  Audit

13.1                        External audit

The Register and any other records held by the Registrar in respect of the MTNs must, at the Issuer’s reasonable request and at the cost of the Issuer, be subject to audit by the Auditors and the Registrar must at all reasonable times, upon reasonable written notice, provide such information and records to the Auditor as is reasonably required to conduct such audit.

14                                  Confidentiality

14.1                        Confidentiality and non disclosure

The Registrar must maintain absolute confidentiality concerning the Information and no public announcement or communication relating to the negotiations of the parties or the Information (including without limitation the existence, subject matter or terms of this deed) may be made or authorised by or on behalf of the Registrar, without the prior written approval of the Issuer, except that it may make such disclosure in relation to this deed, and the Information it may in its discretion think necessary:

(a)                                  to comply with its obligations under this deed;

(b)                                 to its professional advisers, bankers, financial advisers and financiers upon those persons undertaking to keep confidential any information so disclosed; or

(c)                                  to comply with any applicable law or the requirement of any regulatory body (including any relevant stock exchange),

and the Registrar shall notify the Issuer beforehand of such proposed disclosure, or if any prior notice is not practicable, as soon as is reasonably practicable after such disclosure.

14.2                        Limited use

The Registrar must not use, or permit its officers, employees and professional advisers or third parties to whom the Information is disclosed or revealed under clause 14.1 to, use the Information for any purpose other than as permitted by this deed, without the prior written consent of the Issuer.

14.3                        No reproduction

The Registrar must not reproduce or permit its officers, employees and professional advisers or third parties to whom the Information is disclosed or revealed pursuant to clause 14.1 to reproduce any document or part of the document comprising or forming any part of the Information without the prior written consent of the Issuer, unless that reproduction is for its own internal use, for the purposes of disclosure to any person to whom disclosure is permitted under clause 14.1 or for the purpose of properly performing its obligations under this deed.

15                                  Removal and resignation of Registrar

15.1                        Removal of Registrar

Subject to the appointment and acceptance of a successor Registrar as provided in clause 15.5, the Issuer may at any time (except in any period of 20 Business Days before any Payment Date and on that Payment Date) terminate the appointment of the Registrar by giving to the Registrar notice to that effect not less than 30 Business Days (or such lesser period as may be agreed) before the date specified in that notice as the date on which the appointment terminates.

15.2                        Resignation of Registrar

The Registrar may resign its appointment under this deed at any time by giving the Issuer notice to that effect not less than 30 Business Days (or such lesser period as may be agreed) before the date specified in that notice as the date on which the appointment terminates, but the notice must not expire in any period of 20 Business Days before any payment date or on a payment date.

15.3                        Termination

(a)                                  If the Registrar becomes insolvent, is in the process of being wound up or goes into liquidation or the Registrar or any of its officers, advisers or agents commits or attempts to commit any fraud, wilful default or negligent act in the performance of its duties under this deed the Issuer may at any time terminate this deed by notice.

(b)                                 If either party (“defaulting party”) fails to perform or observe any obligation or agreement expressed or implied in this deed for any reason other than as a result of the fault of the other party (“non-defaulting party”) and the defaulting party does not remedy the failure within 3 Business Days after receiving notice from the non-defaulting party, the non-defaulting party may at any time while such failure remains outstanding terminate this deed by notice.

15.4                        Obligations of Registrar

Upon its resignation or removal becoming effective, but subject to the Issuer paying the Registrar (except to the extent of any genuine dispute) its fees for the Services provided under this deed to the date of its resignation or removal, the Registrar must promptly deliver and transfer to the successor Registrar, the Issuer or as the Issuer may direct by notice all property belonging to the Issuer or held by the Registrar on behalf of the Issuer or the Holders including:

(a)                                  records and information referred to in parts 3 and 6 and clause 7.2;

(b)                                 records and information maintained by it in respect of the Master Note held and the MTNs registered by it; and

(c)                                  a magnetic computer tape or disc current at the date of termination containing all information required to be kept by the Registrar on the Register;

provided that such termination shall not affect any rights or liabilities arising prior to the date of termination or which arise thereafter in respect of any act or omission prior to the date of termination.

15.5                        Appointment of Successor Registrar

Upon a notice of resignation or removal being given or the Registrar otherwise ceasing to be the Registrar, the Issuer must appoint a successor Registrar. If no such successor can be found the Issuer must act as Registrar. The appointment of the successor Registrar shall be effective upon the expiration of the notice of resignation or removal or otherwise upon appointment and thereupon such successor Registrar shall succeed to and become vested with all the rights, powers, duties and obligations of the retiring Registrar and the retiring Registrar shall be discharged from its duties and obligations under this deed as and from such time provided that such termination shall not affect any rights or liabilities arising prior to the date of termination or which arises thereafter with respect to any act or omission occurring prior to the date of termination.

15.6                        Specified Offices

The Registrar may, with the consent of the Issuer, change any of its specified offices at which it provides the Services.

16                                  Responsibility

16.1                        Dealings by the Registrar

The Registrar and any related body corporate of the Registrar may:

(a)                                  subscribe for MTNs or purchase,  hold deal in or dispose with MTNs;

(b)                                 at any time:

(1)                                  contract with;

(2)                                  act in any capacity as a representative or agent for;

(3)                                  enter into any financial, banking, agency or other transaction with,

any Holder, the Issuer, any Dealer, the Guarantor or the Arranger; or

(c)                                  be interested in any contract or transaction referred to in clause 16.1(b),

and is not liable to account to any other person for any profits or benefits (including, without limitation, bank charges, commission, exchange, brokerage and fees) derived in connection with any such contract or transaction.

16.2                        Issuer’s Obligation

The Registrar shall not be responsible or in any way liable for the performance by the Issuer of its obligations under any Transaction Document or for enforcement of those obligations.

16.3                        Austraclear

The Registrar shall not be responsible or in any way liable for the performance by Austraclear of any of its obligations in connection with the MTNs or for the enforcement of those obligations.

17                                  General

17.1                        Notices

(a)                                  Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to any Transaction Document:

(1)                                  must be in legible writing and in English addressed as shown below:

(A)                              if to the Issuer:

Address:                                               Ecolab Inc.

N/6 Ecolab Centre

370 North Wabasha Street

Saint Paul Minnesota 55102 USA

Attention:                                         Manager, Corporate Finance

Facsimile:                                            0011 1 612 293 2379;

with a copy to:

Address:                                               Ecolab Pty Ltd

6 Hudson Avenue

Castle Hill NSW 2154

Attention:                                         Finance Director

Facsimile:                                            (02) 9899 3105;

(B)                                if to the Registrar;

Address:                                               Level 3

39 Hunter Street

SYDNEY NSW 2000

Attention:                                         Manager, Securitisation

Facsimile:                                            9221 7870,

or as specified to the sender by any party by notice;

(2)                                  where the sender is a company, must be signed by an Officer or under the common seal of the sender;

(3)                                  is regarded as being given by the sender and received by the addressee:

(A)                              if by delivery in person, when delivered to the addressee;

(B)                                if by post, 3 Business Days (or 5 Business Days if addressed to another country) from and including the date of postage/on delivery to the addressee; or

(C)                                if by facsimile transmission, on production of a facsimile transmission report from the machine from which the facsimile was sent confirming that the facsimile has been sent in its entirety to the facsimile number of the intended recipient, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(4)                                  can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)                                 In this clause 17.1, a reference to an addressee includes a reference to an addressee’s Officers, agents or employees or any person reasonably believed by the sender to be an Officer, agent or employee of the addressee.

17.2                        Assignment

(a)                                  The Issuer must not transfer or assign any of its rights or obligations under this deed except to a Substitute Issuer which has been substituted as Issuer under clause 2.5 of the Master Note or with the prior consent of the Registrar.

(b)                                 The Registrar must not transfer or assign any of its rights or obligations under this deed to any person without the prior consent of the Issuer.

17.3                        Governing law and jurisdiction

(a)                                  This deed is governed by the laws of the Australian Capital Territory.

(b)                                 The parties irrevocably submit to the exclusive jurisdiction of the courts of the Australian Capital Territory.

(c)                                  The Issuer irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)                                 Each of the parties irrevocably waives any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.

17.4                        Prohibition and enforceability

(a)                                  Any provision of, or the application of any provision of, any Transaction Document or any right, power or remedy which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                 Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

17.5                        Waivers

(a)                                  Waiver of any right arising from a breach of any Transaction Document or of any right, power or remedy arising upon default under any Transaction Document must be in writing and signed by the party granting the waiver.

(b)                                 A failure or delay in exercise, or partial exercise, of:

(1)                                  a  right arising from a breach of any Transaction Document; or

(2)                                  a right, power or remedy created or arising upon default under any Transaction Document,

does not result in or constitute a waiver of that right, power or remedy.

17.6                        Costs and Expenses

The Issuer shall pay or reimburse the Registrar on demand for:

(a)                                  the reasonable costs, charges and expenses of the Registrar in connection with the negotiation, preparation, execution, stamping, registration and completion of this deed; and

(b)                                 the reasonable costs, charges and expenses of the Registrar in connection with any consent, approval, exercise of rights, waiver, variation, release or discharge in accordance with this deed;

(c)                                  the costs, charges and expenses of the Registrar in connection with the enforcement, or preservation of any rights under this deed (including, without limitation, any expenses incurred in retaining any independent consultant or other person to evaluate any matter of concern and its administration costs in connection with those events); and

(d)                                 Taxes, stamp duties, registration fees and other duties and fines and penalties in respect of any of them, which may be payable or determined to be payable in connection with this deed or a payment or receipt or any other transaction contemplated by this deed.

including in each case, without limitation, legal costs and expenses on a full indemnity basis.

17.7                        Variation

A variation  of any term of this deed must be in writing and signed by the parties.

17.8                        Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Schedule 1-Reporting Requirements

The Registrar must provide the Issuer with the following reports at the following intervals:

Type of Report	When required
Turnover Report	Monthly
Austraclear System Turnover Report	Monthly
Holders Report	Monthly
Austraclear System Holders Report	Monthly
Holders Report (for Payments) as at the close of business 10 Business Days prior to each Payment Date	No later than the ninth Business Day prior to each Payment Date.
Austraclear Holders Report (for Payments) as at the close of business 10 Business Days prior to each Payment Date	No later than the ninth Business Day prior to each Payment Date.
Holders Report (for redemption) as at the close of business 10 Business Days prior to the Maturity Date.	No later than the ninth Business Day prior to the Maturity Date.
Austraclear System Holders Report (for redemption) as at the close of business 10 Business Days prior to the Maturity Date.	No later than the ninth Business Day prior to the Maturity Date.
Large investors - volume/movement (Holders and Austraclear holders)	Monthly
The current MTNs	Monthly

The Registrar must provide the Issuer with such other reports that the Issuer and Registrar agree.

Schedule 2 - Notice of Acceptance Details

Details of the MTNs to be provided by the Issuer are:

1                                          the distinguishing code to be specified for the Series of which the MTNs form part (being a code which distinguishes that Series of MTNs from any other Series);

2                                          the number of MTNs issued;

3                                          the Issue Date;

4                                          the principal amount and, if applicable, Redemption Amounts of each MTN;

5                                          the rate of interest or any other amount payable;

6                                          the Interest Payment Dates;

7                                          the Redemption Date or Redemption Dates;

8                                          the full names, addresses and payment instructions of those persons to be entitled to registration as a Holder of the MTN, together with details of such number of MTNs to be registered in respect of each such person;

9                                          if provided to the Issuer, the tax file number or exemption details of the person to be entitled to registration as a Holder of the MTN;

10                                    whether or not the Holder is entitled to repayment of principal and payment of interest in respect of the MTNs and if so, details as to the manner of payment of those monies; and

11                                    any other details to be recorded on the Register and set out in the Pricing Supplement issued in connection with the Series.

Schedule 3 - Register Details

The details to be recorded in the relevant Register in relation to each MTN are:

1                                          the full name of the Holder of the MTN;

2                                          the address of the Holder of the MTN (if not held by Austraclear);

3                                          the tax file number or exemption details of the Holder (if provided);

4                                          the Issue Date and any Interest Commencement Date or transfer date of the MTN;

5                                          the Principal Amount and, if applicable, Redemption Amounts of the MTN;

6                                          the rate of interest or any other amount payable in relation to the MTN;

7                                          the payment dates in relation to the MTN, including the Redemption Date or Redemption Dates and any Interest Payment Date of the MTN;

8                                          any payment instructions notified by the Holder;

9                                          the date on which each MTN is fully or partially redeemed or cancelled; and

10                                    any other information set out in the Pricing Supplement issued in connection with the Series or considered desirable or proper by the Issuer.

Executed as a deed:

Signed sealed and delivered for
Ecolab Finance Pty Limited
by its attorney in the presence of:

/s/ Rachael Lewis	/s/ Thomas Francis Meagher
Witness	Attorney
RACHAEL LEWIS Solicitor, A.C.T.	THOMAS FRANCIS MEAGHER SOLICITOR
Name (Please Print)	Name (Please Print)

Signed sealed and delivered for
Perpetual Trustee Company Limited
by its attorney in the presence of :

/s/ Vanessa Bond	/s/ Timothy Castle
Witness	Attorney
VANESSA BOND	TIMOTHY CASTLE
Name (Please Print)	Name (Please Print)